Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

DERMA SCIENCES, INC.

and

THE PARTIES LISTED ON SCHEDULE 1 HERETO

Dated as of July 27, 2016

CONFIDENTIAL

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of July 27, 2016, by and among Derma Sciences, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), and the Investors listed on Schedule 1 (each, an “Investor”, and collectively, the “Investors”).

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in the amounts listed on Schedule 1 (the “Securities”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors, severally and not jointly, hereby agree as follows:

1.             Definitions. As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to in this Section 1:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or administrative or regulatory body and any award in any arbitration proceeding.

“Encumbrance” means any lien (statutory or other), encumbrance, claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

“Governmental Body” means any foreign, federal, state, local or other government, governmental, statutory or administrative authority or regulatory body, self-regulatory organization or any court, tribunal or judicial or arbitral body.

“Person” means any individual, partnership, corporation, limited liability company, association, joint venture, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

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“Prospectus” means the prospectus included in, or pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” means any Securities issued pursuant to this Agreement; provided, however, that shares of Common Stock cease to be Registrable Securities upon the earlier of (i) when a Registration Statement of the Company with respect to such Securities has become effective under the Securities Act and such Securities have been disposed of pursuant to the Registration Statement, (ii) when such Securities cease to be outstanding or (iii) on the first anniversary following the Closing Date or, if earlier, on the date upon which all such Securities beneficially owned by the applicable Investor or its permitted transferees on such date first becomes eligible for resale under Rule 144 promulgated under the Securities Act without regard to the volume or manner of sale restrictions set forth therein.

“Registration Statement” means any registration statement of the Company, including a Shelf Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Requirements of Law” means any applicable foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances, Court Orders and requirements enacted, adopted, issued or promulgated by any Governmental Body or common law or any applicable consent decree or settlement agreement entered into with any Governmental Body.

“SEC Reports” means, collectively, all reports of the Company required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto, and any documents incorporated by reference therein.

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“Subsidiary” means any corporation or other entity in which the Company owns or controls more than fifty percent (50%) of (i) the equity interests or (ii) the voting power of the voting equity securities of any such corporation or other entity.

2.              Subscription. Subject to the terms and conditions hereof, each Investor hereby irrevocably subscribes for the Securities set forth on Schedule 1 for the aggregate purchase price set forth on Schedule 1 (the aggregate purchase price of such Securities, the “Purchase Price”), which is payable as described in Section 4. The obligations of each Investor hereunder are several and not joint. Each Investor acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Agreement.

3.             Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject any Investor subscription (each, a “Subscription” and collectively, the “Subscriptions”), in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when this Agreement is signed by a duly authorized officer of the Company and delivered to such Investor. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any Person who is a resident of a jurisdiction in which the issuance of Securities to such Person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

4.             Payment and Settlement.

(a)          Signing. On or before 5:00 p.m., New York City time, on Wednesday, July 27, 2016, each Investor shall deliver to the Company a copy of this Agreement executed by a duly authorized officer of such Investor. The Company shall indicate its acceptance of such Subscription by providing each Investor with a countersigned copy of this Agreement on or before 11:59 p.m. New York City time on July 27, 2016 (such date, the “Signing Date”).

(b)          Funding. Upon satisfaction or waiver of all of the conditions to funding set forth in Sections 8 and 9, on or prior to 10:00 a.m., New York City time, on such date (the “Funding Time”), each Investor shall make payment for its Subscription by wire transfer of immediately available funds or other means approved by the Company in the amount set forth on Schedule 1 under the column “Aggregate Purchase Price to be Paid” (such amounts, individually, the “Funds”).

(c)          Closing. Subject to the termination provisions set forth in Section 10, the closing of the transactions contemplated hereby (the “Closing”) shall occur following the receipt of all Funds by the Company and the satisfaction or waiver of all of the conditions set forth in Sections 8 and 9 (other than those conditions that by their nature are satisfied at the Closing); or at such other time and date to be agreed between the Company and the Investors purchasing a majority of the Securities (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).

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 (d)          Settlement. At the Closing, to effect the purchase and sale of the Securities, (i) the Company shall have received the Funds by wire transfer in immediately available U.S. federal funds to the account designated by the Company in writing in accordance with the terms of this Agreement (such payment to constitute payment in full by each Non-Defaulting Investor (as defined below) for its Subscription), (ii) the Company shall deliver, or cause to be delivered, to each Non-Defaulting Investor confirmation of recordation, in book-entry form, of the Securities with the Company’s transfer agent, such recordation to include a notation, in the form set forth in Section 7(g), that the Securities were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) the Company and each Investor shall deliver all other documents and certificates as required by this Agreement.

(e)          Defaulting Investor. If any Investor defaults in the payment of the applicable Purchase Price for such Investor’s Securities at the Funding Time (including if such Investor is unable or unwilling to pay the Purchase Price, in which case such Investor (a “Defaulting Investor”) shall notify the Company and the other Investors (each, a “Non-Defaulting Investor”) within three (3) business days prior to the Funding Time), the Non-Defaulting Investors may make arrangements reasonably satisfactory to the Company for the purchase of the Securities that were to be purchased by the Defaulting Investor by any of the Non-Defaulting Investors or by any other Person reasonably acceptable to the Company; provided, that such arrangements and purchase by any Non-Defaulting Investor or other Person shall in no way relieve such Defaulting Investor of any liability under this Agreement. Notwithstanding anything to the contrary herein, the Company may proceed with the Closing with the Non-Defaulting Investors and/or any other Person that, pursuant to the previous sentence, has agreed to purchase the Defaulting Investor(s) Subscriptions.

5.             Representations and Warranties of the Company. The Company represents and warrants that:

(a)          Organization. The Company and each of the Subsidiaries is duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation. The Company and each of the Subsidiaries is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to be so qualified or licensed, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations, or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

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(b)          Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)          No Violation; Consents and Approvals. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of any of the transactions contemplated hereby and compliance by the Company with the terms, conditions and provisions hereof (including the offer and sale of the Securities by the Company) will not:

(i)          conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the material assets or properties of the Company or any Subsidiary under (A) the articles of incorporation or certificate of formation or the by-laws or limited liability company agreement, each as applicable, of the Company or any Subsidiary, (B) any note, instrument, agreement, contract, mortgage, lease, license, franchise, guarantee, permit or other authorization, right, restriction or obligation to which the Company or any Subsidiary is a party or any of their respective assets or properties is subject or by which the Company or any Subsidiary is bound, (C) any Court Order to which the Company or any Subsidiary is a party or any of their respective assets or properties is subject or by which the Company or any Subsidiary is bound, or (D) any Requirements of Law applicable to the Company or any Subsidiary or any of their respective assets or properties; or

(ii)         require the approval, consent, authorization or act of, or the making by the Company or any Subsidiary of any declaration, filing or registration with, any Person, including under the Securities Act or State Securities Laws, except for the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the filing of a notice of an exempt offering on Form D for the transactions contemplated by this Agreement, as applicable and filings that may be required by the rules and regulations of the NASDAQ Stock Market LLC.

(d)          Compliance with Laws.

(i)          The Company and each of the Subsidiaries is in material compliance with all laws and regulatory requirements to which it is subject, including U.S. sanctions laws and the Foreign Corrupt Practices Act, 15 U.S.C. §78 et seq., as it may be amended from time to time, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect.

(ii)         The Company shall not directly or, to the best of the Company’s knowledge, indirectly, use the proceeds of the sale of the Securities to be issued pursuant to this Agreement, or lend, contribute or otherwise make available such proceeds directly or, to the best of the Company’s knowledge (after due and careful inquiry), indirectly, to any subsidiary, joint venture partner or other person in any manner or for any purpose prohibited by U.S. economic or trade sanctions.

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(e)          Private Offering. No form of general solicitation or general advertising was used by the Company, or to the knowledge of the Company, its authorized representatives, in connection with the offer or sale of the Securities to be issued under this Agreement. Assuming the accuracy of the representations and warranties of the Investors contained in Section 6, the issuance and sale of the Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. The Company agrees that neither it, nor, anyone authorized to act on its behalf, shall offer to sell the Securities to be issued under this Agreement or any other securities of the Company so as to require the registration of the Securities being offered hereby pursuant to the provisions of the Securities Act or any State Securities Laws or “blue sky” laws, unless the offer and sale of the Securities to be issued under this Agreement or such other securities is so registered. Neither the Company nor to its knowledge any Affiliate of the Company, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(f)          Disclosure. The Company is in compliance with its reporting requirements under Section 13 of the Exchange Act. The SEC Reports, when filed with the SEC (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report), conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no unresolved comment letters from the SEC in respect of any SEC Report. Except with respect to the material terms and conditions of the transactions contemplated hereby, and the anticipated use of proceeds from the sale of the Securities, which shall be publicly disclosed by the Company pursuant to the Exchange Act, the Company confirms that neither it nor any person acting on its behalf has provided any Investor with any other information that the Company believes constitutes material, non-public information. The Company understands that the Investors will rely on the foregoing representations in effecting transactions in the securities of the Company.

(g)          Financial Statements. The historical audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Audited Financial Statements”) and the historical unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”), present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in all material respects in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis for the periods shown.

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(h)          Absence of Changes. Since March 31, 2016 through the date hereof, there have been no events that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

6.              Representations and Warranties of the Investors. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Investor, severally and not jointly, represents and warrants as follows:

(a)          Organization. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)          Authorization. Such Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. This Agreement has been, and at or prior to the Closing will have been, duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)          No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign government or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including any national securities exchange), is required in connection with the execution, delivery and performance of this Agreement by such Investor or the consummation by such Investor of the transactions contemplated hereby, except for such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect.

(d)          No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or Encumbrance on any property or assets of such Investor pursuant to) (i) the organizational or other governing documents of such Investor, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Investor is a party or by which such Investor or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including any national securities exchange) or (v) any Court Order applicable to such Investor or any of its properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not individually or in the aggregate, materially and adversely affect such Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated herein on a timely basis.

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(e)           Financial Capability. At the Funding Time, the Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(f)            Accredited Investor and Qualified Institutional Buyer.

(i)          Such Investor is acquiring the Securities to be issued under this Agreement to such Investor for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of investment, and not with the view to the public resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the U.S. federal securities laws or any applicable State Securities Laws or “blue sky” laws. Such Investor is purchasing and holding any purchased Securities for its own account and is not party to any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Securities or any other transactions contemplated hereunder.

(ii)         Such Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or, in the case of an Investor that is a non-U.S. Investor, is an entity acting on its own account that in the aggregate owns and invests on a discretionary basis at least $100 million of securities of issuers that are not affiliated with such Investor.

(iii)        Such Investor acknowledges that it has completed the Investor Questionnaire contained in Appendix A and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of each of the Signing Date and the Closing Date. Any information that has been furnished or that will be furnished by such Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(iv)        Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company, and has so evaluated the merits and risks of such investment, and understands that it may be required to bear the risks thereof. Such Investor has previously invested in securities similar to the Securities and fully understands the limitations on transfer and restrictions on sales of the Securities. Such Investor represents that it is able to bear the economic risk of its investment in the Securities and is able to afford the complete loss of any such investment.

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(v)         Such Investor has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent, or advisable in order for such Investor to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement.

(vi)        Such Investor is familiar with the business and financial condition and operations of the Company. Such Investor has adequate information concerning the Company and the Securities to enable it to evaluate the transactions contemplated by this Agreement and to make an informed investment decision concerning the Securities, and such Investor has had the opportunity to discuss such information with a representative of the Company and to obtain and review information reasonably requested by such Investor.

(vii)       Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Investor’s knowledge, any other general solicitation or general advertisement. Neither such Investor nor its Affiliates or any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities.

(g)          No Broker’s Fees. No brokerage or finder’s fees or commissions are or will be payable by such Investor or any of its Affiliates or subsidiaries (if applicable) to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the issuance of the Securities, and such Investor has not taken any action that could cause the Company to be liable for any such fees or commissions. The Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(h)          Compliance with Law. Such Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which such Investor purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which such Investor is subject or in which the Investor makes such purchases or sales, and the Company shall have no responsibility therefor.

(i)          Advisors. Such Investor acknowledges that, prior to entering into this Agreement, it was advised by Persons deemed appropriate by the Investor concerning this Agreement and the transactions contemplated hereunder and conducted its own due diligence investigation and made its own investment decision with respect to this Agreement, the transactions contemplated hereunder and the purchase of the Securities.

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(j)          Arm’s Length Transaction. Such Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor (i) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice; (ii) has consulted with its own advisors concerning such matters; and (iii) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(k)          No Further Reliance. Such Investor acknowledges that it is not relying upon any representation or warranty made by the Company that is not set forth in this Agreement. Such Investor confirms that the Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (ii) made any representation to such Investor regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. Such Investor confirms that (x) it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries, and the terms of the Securities, and has access to such financial and other information regarding the Company, in each case that such Investor considers sufficient for purposes of the purchase of the Securities; (y) at a reasonable time prior to its purchase of the Securities, it had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to such Investor or to which such Investor had access; and (z) it has not received any offering memorandum or offering document in connection with the offering of the Securities. Such Investor acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the Signing Date.

(l)          Private Placement. Such Investor understands and acknowledges that:

(i)          The Securities that it is acquiring under this Agreement are being sold pursuant to an exemption from registration under the Securities Act, including (but not limited to) Regulation D promulgated thereunder.

(ii)         Its representations and warranties contained herein are being relied upon by the Company as a basis for such exemption under the Securities Act and under the securities laws of various other foreign and domestic jurisdictions. Such Investor further understands that, unless it notifies the Company in writing to the contrary at or before the Closing Date, each of such Investor’s representations and warranties contained in this Agreement will be deemed to have been automatically (and without any further action of the Investor) reaffirmed and confirmed as of the Closing Date, as applicable, taking into account all information received by the Investor.

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(iii)        No U.S. state or federal agency or any other securities regulator of any state or country has passed upon the merits or risks of an investment in the Securities or made any finding or determination as to the fairness of the terms of the offering of the Securities or any recommendation or endorsement thereof.

(iv)        The Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Investor understands that the Company has no obligation, other than as disclosed in the SEC Reports, or intention to register any of the Securities, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Investor understands that under the SEC’s rules, the Investor may dispose of the Securities principally only in “private placements” that are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Investor. Consequently, the Investor understands that the Investor must bear the economic risks of the investment in the Securities for an indefinite period of time. The Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws. Such Investor understands that that the recordation of the Securities in book-entry form will include a legend substantially in the form indicated in Section 7 (which such Investor has read and understands), and that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(m)          No ERISA Plans.  Either (i) such Investor is not purchasing or holding Securities (or any interest in Securities) with the assets of (A) an employee benefit plan that is subject to Title I of ERISA, (B) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, (C) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (D) a governmental, church, non-U.S. or other plan that is subject to any similar laws; or (ii) the purchase and holding of such Securities by such Investor, throughout the period that it holds such Securities, and the disposition of such Securities or an interest therein will not constitute (x) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (y) a breach of fiduciary duty under ERISA or (z) a similar violation under any applicable similar laws.

7.            Additional Agreements.

(a)          Conduct Prior to Closing. From and after the Signing Date until the earlier of the Closing Date and the date on which this Agreement is terminated, the Company covenants and agrees as to itself and its Subsidiaries not to take any action that is intended or would reasonably be expected to result in any condition in Sections 8 and 9 not being satisfied. Each Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing Date which would cause any representation, warranty, or covenant of the Investors contained in this Agreement to be false or incorrect.

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(b)          Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities for working capital to support future operations and potential targeted business development initiatives.

(c)          Existence and Compliance. The Company and each Subsidiary will maintain their respective existence, good standing and qualification to do business where required and comply with all agreements, instruments, judgments, laws, regulations and governmental requirements, applicable to them or to any of their respective properties, business operations and transactions, except for such non-compliance with this Section 7 that could not reasonably be expected to have a Material Adverse Effect, and provided that nothing in this Section 7 shall prevent the merger of a Subsidiary into the Company or another Subsidiary.

(d)          Short Selling Acknowledgement and Agreement. Each Investor understands and acknowledges, severally and not jointly with any other Investor, that the SEC currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act and of Securities Act Compliance Disclosure Interpretation 239.10. Each Investor agrees, severally and not jointly that it will abide by such interpretation and will not engage in any Short Sales that result in the disposition of the Securities acquired hereunder by such Investor until such time as a resale registration statement is declared or deemed effective by the SEC or such Securities are no longer subject to any restrictions on resale. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(e)          Legend. The book-entry account maintained by the transfer agent evidencing ownership of the Securities sold pursuant to this Agreement will bear the following restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.”

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8.             Conditions to Obligations of the Company. The obligations of the Company to sell and issue the Securities being sold and issued by it to any Investor on the Closing Date is subject to the fulfillment on or before the Closing Date, of the following conditions, any of which may be waived (in whole or in part) by the Company in its sole discretion:

(a)          Closing of the BioD Merger. The Company’s purchase of all of the issued and outstanding equity interests of BioD, LLC, a Delaware limited liability company (“BioD”), pursuant to that certain Agreement and Plan of Merger, dated as of July 27, 2016, between the Company, DP Merger Sub LLC, BioD, Cynthia Weatherly, and BD Acquisition Group, LLC (the “Merger Agreement”), shall have been completed in accordance with and pursuant to the terms of the Merger Agreement, including, specifically, Article VI thereof.

(b)          No Injunction. No Governmental Body nor any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(c)          Securities Law Compliance. The offer and sale of the Securities to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable State Securities Laws.

(d)          Purchase Price Paid. Such Investor shall have paid the Purchase Price to the Company in the amount set forth on Schedule 1 on the Funding Time.

(e)           Covenants and Agreements. Such Investor shall have performed and complied with the covenants and agreements required to be performed or complied with by such Investor hereunder on or prior to the Closing Date.

(f)          Representations and Warranties. The representations and the warranties of such Investor contained in this Agreement shall be true and correct as of the Signing Date and the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

9.             Conditions to Obligations of the Investors. The obligation of each Investor to pay the Company the Purchase Price in respect of the Securities to be issued under this Agreement to such Investor in accordance with Schedule 1 is subject to the fulfillment to the reasonable satisfaction of, or, to the extent permitted by law, waiver by, such Investor prior to the Closing Date, as the case may be, each of the following conditions:

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(a)          Closing of the BioD Merger. The Company’s purchase of all of the issued and outstanding equity interests of BioD, pursuant to the Merger Agreement, shall have been completed in accordance with and pursuant to the terms of the Merger Agreement, including, specifically, Article VI thereof.

(b)          Covenants and Agreements. The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it hereunder.

(c)          Legal Opinions. On the Closing Date, the Investors shall have received an opinion from in-house counsel to the Company reasonably acceptable to the Investors.

(d)          Officer’s Certificate. The Investors shall have received a customary officer’s certificate, signed by an authorized officer of the Company, in a form reasonably satisfactory to the Investors.

(e)          Secretary’s Certificate. The Investors shall have received a customary secretary’s certificate, in a form reasonably satisfactory to the Investors.

(f)          No Injunction. No Governmental Body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor to the Investor’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(g)          Representations and Warranties. The representations and the warranties of the Company contained in this Agreement shall be true and correct in all material respects, except with respect to provisions including the terms “material,” “Material Adverse Effect” or words of similar import and except with respect to materiality, as reflected under GAAP, in the representations and warranties contained in Section 5(g) relating to the financial statements, with respect to which such representations and warranties shall be true and correct at and as of the applicable date, with the same effect as though such representations and warranties had been made on and as of such date, except that representations and warranties made as of a specified date need be true and correct only as of that date.

(h)          No Material Adverse Effect. No Material Adverse Effect shall have occurred since the Signing Date.

10.           Termination.

(a)          Termination and Effects. This Agreement may be terminated on an Investor-by-Investor basis by mutual consent between the Company and such Investor evidenced in writing, provided that the party seeking to terminate this Agreement pursuant to this Section 10 shall not have breached in any material respects its representations, warranties or covenants set forth in this Agreement. If this Agreement is terminated by either the Company or an Investor pursuant to the provisions of this Section 10, this Agreement with respect to the Company and such Investor shall forthwith become void and there shall be no further obligations on the part of the Company or such Investor or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Section 13, which shall survive any termination of this Agreement; provided, however, that nothing in this Section 10 shall relieve any party from liability for any breach of any representation, warranty, covenant, or agreement under this Agreement prior to such termination or for any willful breach of this Agreement.

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(b)          Extension; Waiver. At any time prior to any applicable compliance time (including the termination provisions set forth herein) the Company and any Investor may (a) extend the time for the performance of any of the obligations or other acts of the Company or such Investor, respectively, (b) waive any inaccuracies in the representations and warranties contained herein and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of an Investor to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Investor and the Company and shall be deemed to modify the terms and conditions of this Agreement as between such Investor and the Company.

11.          Registration Rights.

(a)          Shelf Registration Statement.

(i)          Following the Closing Date, the Company shall as promptly as reasonably practicable, prepare, and not later than the eightieth (80th) calendar day following the Closing Date (the “Filing Deadline”), file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Investors from time to time in accordance with the methods of distribution elected by such Investors and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, but in no event later than the one hundred and tenth (110th) calendar day following the Filing Deadline (the “Effectiveness Deadline”).

(ii)         So long as there continue to be Registrable Securities, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be lawfully delivered by the Investors. Notwithstanding the foregoing, there may be periods of time in which the use of the Shelf Registration Statement may be restricted due to applicable law, including the Securities Act. Upon the occurrence of any such restriction, the Company shall give notice to the Investors of such restriction (using the electronic notice information provided pursuant to this Agreement), and the Investors shall not utilize the Shelf Registration Statement until notified by the Company that its use is again permitted.

(iii)        Notwithstanding any provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the date on which the SEC declares the Shelf Registration Statement effective, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(b)          Registration Procedures. Subject to the provisions of Sections 11(a) hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(i)          furnish to the Investors holding Registrable Securities, if requested, prior to the filing of the applicable Registration Statement, copies of such applicable Registration Statement as is proposed to be filed, and thereafter such number of copies of such applicable Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus, any and all transmittal letters or other correspondence with the SEC relating to the applicable Registration Statement and such other documents as the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

(ii)         notify each Investor, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)        use commercially reasonable efforts to take such actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

(iv)        otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the applicable Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

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(v)         use commercially reasonable efforts to cause all Registrable Securities to be listed or quoted on the exchange or automated quotation system on which similar securities issued by the Company are listed quoted.

12.          Lock-up Agreement. Each Investor shall not, directly or indirectly, transfer any Securities for the period beginning on the Closing Date and ending on the date that is forty-five (45) days from the Closing Date. Any transfer or attempted transfer of any of the Securities in violation of this Section 12 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transfer on the share register of the Company.

13.          Fees and Expenses.

(a)          Expenses and Reimbursement. On the Closing Date, and following the completion of the Closing, the Company shall reimburse the Investors for their reasonable out-of-pocket expenses (including, but not limited to, the reasonable and documented fees and disbursements of one counsel on behalf of the Investors) incurred in connection with the transactions contemplated hereby, in an amount not to exceed $15,000.00; provided, however, that the Company shall not be liable for any fees or disbursements of more than one counsel for the Investors, other than local counsel. The Company shall pay all delivery expenses and stamp, transfer, issue, documentary and similar taxes, assessments and charges levied under the laws of any applicable jurisdiction in connection with the issuance of the Securities. Each Investor shall be responsible for its own fees and expenses.

(b)          Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with the registration obligations provided in Section 11, including all fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses of the Company, any registration or filing feds payable under any Federal or state securities or blue sky laws, the feds and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance) and the fees and expenses of other Persons retained by the Company, will be borne by Company. Any Investor registering Registrable Securities will bear and pay any underwriting and placement discounts and commissions, agency and placement fees and brokers’ commissions applicable to securities offered for its or its affiliates’ account and transfer taxes, if any, relating the sale or disposition of such securities.

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14.          Indemnification.

(a)          Company Indemnity.

(i)          The Company will indemnify and hold harmless each Investor, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Investor, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to an Investor to the extent that any such claim, loss, damage, liability or expense arises out of or is based (A) on any untrue statement or omission based upon written information furnished to the Company by an Investor therefore, (B) the failure of an Investor to deliver at or prior to the written confirmation of sale, the most recent prospectus, as amended or supplemented, or (C) the failure of an Investor otherwise to comply with this Agreement. The indemnity agreement contained in this Section 14(a)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(ii)         Investor Indemnity. Each Investor will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, agents and partners, each person who controls the Company within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Investor (if any), and each of their officers, directors and partners, and each person controlling such other Investor(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which they were made, and will reimburse the Company and such other Investor(s) and their directors, officers and partners or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein, and provided that the maximum amount for which such Investor shall be liable under this indemnity shall not exceed the net proceeds received by such Investor from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 14(a)(ii) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld).

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(iii)        Procedure. Each party entitled to indemnification under this Section 14 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 14 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(b)          Contribution.

(i)          If the indemnification provided for in Section 14 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Investor.

(ii)          In no event shall the obligation of any Indemnifying Party to contribute under this Section 13(b) exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 14(a) hereof had been available under the circumstances.

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(iii)        The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Investor shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Investor from the sale of Registrable Securities pursuant to the registration statement in question. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c)           Survival. The indemnity and contribution agreements contained in Section 14 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

(d)           Information by Investors. Each Investor shall promptly furnish to the Company such information regarding such Investor and the distribution and/or sale proposed by such Investor as the Company may from time to time reasonably request in writing in connection with any registration, filing qualification or compliance referred to in this Agreement, and the Company may exclude from such registration the Registrable Securities of any Investor who unreasonably fails to furnish such information within a reasonable time after receiving such request. The intended method or methods of disposition and/or sale of such securities as so provided by such purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Investor. Each Investor agrees that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker dealer for the sale of any Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, such Investor shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the Prospectus pursuant to Rule 424(b), or take any other action, under the Securities Act, to the extent that such supplement or other action is legally required. Such information shall include a description of (i) the name of such Investor and of the participating broker dealer(s), (ii) the number of Registrable Securities involved, (iii) the price at which such Registrable Securities were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker dealer(s), where applicable.

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15.          Miscellaneous.

(a)           Survival of Obligations. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive (i) the acceptance of the Subscriptions by the Company and the Closing and (ii) the death or disability of any of the Investors.

(b)           Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) when delivered by electronic mail (so long as notification of a failure to deliver such electronic mail is not received by the sending party), (iii) if transmitted by facsimile when confirmation of transmission is received by the sending party, (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (v) if sent by reputable overnight courier when received; and shall be addressed to each Investor as set forth on its respective signature pages and if to the Company as follows:

If to the Company:	Derma Sciences Inc. 214 Carnegie Center, Suite 300 Princeton, New Jersey 08540 Attention: Stephen T. Wills Facsimile: 609.514.8554 Email: swills@dermasciences.com

with a copy to:	Thompson Hine LLP 335 Madison Ave New York, New York 10017 Attention: Todd Mason Facsimile: 212.344.6101 Email: todd.mason@thompsonhine.com

If to the Investors:	To the address specified on Schedule 1, or at such other address or addresses as may have been furnished to the Company in writing in accordance with this Agreement.

Any party hereto may, from time to time, change its address, facsimile number, e-mail address or other information for the purpose of notices to that such party by giving notice specifying such change to the other parties hereto.

(c)           Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.

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(d)           Amendments. Except as contemplated by Section 10(b), this Agreement shall not be amended, modified or supplemented prior to the Closing except by a written instrument signed by all the parties hereto.

(e)           Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(f)           Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(g)           Assignment; Successors and Assigns. Neither this Agreement nor any of the rights and obligations of any party hereunder may be assigned, delegated or otherwise transferred by such party without the prior written consent of each other party; provided, that any Investor may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates or to any transferee of the Securities following the Closing. No such assignment, delegation or other transfer shall relieve the assignor of any of its obligations or liabilities hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(h)           No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third Person, other than the parties and their respective successors and assigns permitted by Section 15(g), any right, remedy or claim under or by reason of this Agreement.

(i)           Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New Jersey without regard to its conflict of laws principles.

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(j)          Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New Jersey sitting in Mercer County and of the United States District Court of the District of New Jersey, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New Jersey or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Investor may otherwise have to bring any action or proceeding relating to this Agreement against the Company and its subsidiaries or their respective properties in the courts of any jurisdiction or any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement against any Investor or its properties in the courts of any jurisdiction. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court referred to in the first sentence of this Section 15(j) and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(k)          Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(l)          Public Announcements. No Investor shall make any public announcements or otherwise communicate with the news media with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company. Notwithstanding the forgoing, any Investor may make or cause to be made any press release or similar public announcement or communication as may be required to comply with (i) the requirements of applicable law, including the Exchange Act or (ii) its disclosure obligations or practices with respect to its investors; provided that prior to making any such disclosure under this clause (ii), such Investor shall provide a copy of such proposed disclosure to the Company and shall only publicly make such disclosure with the consent of the Company, which consent shall not be unreasonably withheld or delayed, if the Company has not previously made a public announcement of the transactions contemplated hereby. For the avoidance of doubt, the Company may issue any such press release or make any such announcement as may be required by law or the applicable rules or regulations of the NASDAQ Stock Market LLC.

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(m)         Right to Conduct Activities. The Company and each Investor acknowledge that some or all of the Investors are professional investors, and as such invest in numerous portfolio companies, some of which may be competitive with the Company’s business. No Investor shall be liable to the Company or to another Investor for any claim arising out of, or based upon, (i) the investment by the Investor or any Affiliate of the Investor in any entity competitive to the Company or (ii) actions taken by the Investor or any Affiliate of the Investor to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company, so long as such Investor or such Affiliate does not use or permit the use of confidential or proprietary information of the Company or of its affiliates.

(n)         Entire Agreement. This Agreement, the Appendices, Exhibits and the Schedules and the documents delivered pursuant hereto and thereto constitute the entire agreement and understanding among the parties with respect to the subject matter contained herein or therein, and supersede any and all prior agreements, negotiations, discussions, understandings, term sheets or letters of intent between or among any of the parties with respect to such subject matter.

(o)         Interpretation.

In this Agreement, unless the context clearly indicates otherwise:

(i)          words used in the singular include the plural and words in the plural include the singular;

(ii)         reference to any gender includes the other gender;

(iii)        the word “including” (and with correlative meaning “include”) means “including but not limited to” or “including without limitation”;

(iv)        reference to any Section, Exhibit or Schedule means such Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and reference in any Section or definition to any clause means such clause of such Section or definition;

(v)         the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vi)        reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(vii)       reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

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(viii)      relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(ix)         the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

(p)           This Agreement was negotiated by the parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall apply to any construction or interpretation hereof. Subject to Section 15(f), this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement this ______ OF JULY, 2016.

INVESTOR:

By
Legal Name of Entity

By:
Name:
Title:

Address:

E-mail Address:

State/Country of Domicile or Formation:

Purchase Price: US$

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to __________ shares of Common Stock.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this TWENTY SEVENTH DAY OF JULY, 2016.

DERMA SCIENCES, inc.

By:
Name: Stephen T. Wills
Title: Executive Chairman

SCHEDULE 1

INVESTORS

Investor	Number of Securities to be Acquired	Aggregate Purchase Price to be Paid	Address
1. [__]	[__]	US$[__]	[__]
2. [__]	[__]	[__]	[__]
3. [__]	[__]	[__]	[__]
4. [__]	[__]	[__]	[__]
5. [__]	[__]	[__]	[__]
6. [__]	[__]	[__]	[__]
7. [__]	[__]	[__]	[__]

APPENDIX A

INVESTOR QUESTIONNAIRE

Name of investor:

State or jurisdiction of residence:

With respect to a potential investment in Derma Sciences, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), the undersigned represents and warrants that he/she/it qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), because (please check the box that applies):

☐	He/she is a natural person whose individual net worth, or joint net worth with his/her spouse, at the time of his/her purchase of securities of the Company, exceeds $1,000,000, excluding the value of his/her primary residence; or

☐	He/she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or had a joint income with his/her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐	He/she is a director, executive officer or general partner of the Company or a director, executive officer or general partner of a general partner of the Company; or

☐	It is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership that was not formed for the specific purpose of acquiring the securities of the Company being offered in this offering, with total assets in excess of $5,000,000; or

☐	It is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐	It is a “bank” as defined in Section 3(a)(2) of the Act; or

☐	It is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

☐	It is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or

☐	It is an “insurance company” as defined in Section 2(a)(13) of the Act; or

☐	It is an investment company registered under the Investment Company Act of 1940; or

☐	It is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

☐	It is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958; or

☐	It is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or

☐	It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is one of the following:

☐	A bank;

☐	A savings and loan association;

☐	An insurance company; or

☐	A registered investment adviser; or

☐	It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000; or

☐	It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors; or

☐	It is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

☐	It is an entity in which all of the equity owners are accredited investors.

Date:

PARTNERSHIP, CORPORATION, TRUST
OR OTHER ENTITY INVESTORS:

Print Name of Partnership, Corporation,
Trust or Other Entity

By:
Signature of Authorized Representative

Print Name of Authorized Representative

Title of Authorized Representative

Investor Questionnaire